UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008 (December 16, 2008)

SCI ENGINEERED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other events.

On December 12, 2008 SCI Engineered Materials, Inc. was notified it had been awarded a grant by the Ohio Department of Development.  The funds were awarded through the Ohio Third Frontier Advanced Energy Program and are contingent upon State Controlling Board approval.  The grant, in the amount of $708,715, is for the Commercialization of Rotatable Ceramic Sputtering Targets for Thin Film Photovoltaic Solar Cell Manufacturing project.  SCI Engineered Materials, Inc. will commercialize technologies for the manufacture of rotatable ceramic sputtering targets for the production of transparent conductive oxide-coated (TCO) glass used in manufacturing thin film photovoltaic solar cell panels. The rotatable target consists of a ceramic cylinder, a bonding layer, and a stainless steel mandrel. Specific project tasks include scale-up of the ceramic cylinder forming, the ceramic sintering process, the final machining process, and development of the target bonding process.  Optimizing the composition of the coating will allow producers to improve the efficiency of their photovoltaic modules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: December 16, 2008	By	/s/ Daniel Rooney
Daniel Rooney President and Chief Executive Officer